UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2021

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Amendment to Material Definitive Agreement

On January 7, 2021, Interpace Biosciences, Inc. (the “Company”) entered into promissory notes with Ampersand 2018 Limited Partnership (“Ampersand”), in the amount of $3 million (the “Ampersand Note”), and 1315 Capital II, L.P. (“1315 Capital”), in the amount of $2 million, (the “1315 Capital Note”), respectively (together, the “Notes”), and a related security agreement (the “Security Agreement”). On May 10, 2021, the Company amended the Ampersand Note to increase the principal amount to $4.5 million, and amended the 1315 Capital Note to increase the principal amount to $3.0 million. The maturity dates of the Notes were the earlier of (a) June 30, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Notes.

On June 24, 2021, the Company and Ampersand amended the Ampersand Note to change its maturity date to the earlier of (a) August 31, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Ampersand Note. On June 25, 2021, the Company and 1315 Capital amended the 1315 Capital Note to change its maturity date in a similar manner. Except with respect to their respective maturity dates, the terms of the Notes are otherwise unchanged. The Security Agreement remains in full force and effect, and was not amended in connection with the amendments to the Notes.

Ampersand holds 28,000 shares of the Company’s Series B Convertible Preferred Stock (“Series B”), which are convertible from time to time into an aggregate of 4,666,666 shares of the Company’s Common Stock, and 1315 Capital holds 19,000 shares of the Company’s Series B, which are convertible from time to time into an aggregate of 3,166,668 shares of the Company’s Common Stock. On an as-converted basis, such shares would represent approximately 39.1% and 26.5% of our fully-diluted shares of Common Stock, respectively. As a result, the Company considers the June 24, 2021 and June 25, 2021 amendments to the Notes to be related party transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Second Amendment to the Ampersand Note, dated June 24, 2021
99.2	Second Amendment to the 1315 Capital Note, dated June 25, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	President and Chief Executive Officer

Date: June 29, 2021